Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 of Chevron Corporation and its subsidiaries (Nos. 333-141138, 333-141138-01, 333-141138-02), and to the incorporation by reference in the Registration Statements on Form S-8 of Chevron Corporation and its subsidiaries (Nos. 333-26731, 333-162660, 333-152846, 333-102269, 333-72672, 333-21805, 333-21807, 333-21809, 333-46261, 333-105136, 333-122121, 333-02011, 333-105136, 333-127558, 333-127559, 333-127560, 333-127561, 333-127563, 333-127564, 333-127565, 333-127566, 333-127568, 333-128733, 333-128734, 333-127567, 333-127569, 333-127570), of our report dated February 25, 2010, relating to consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Francisco, California
February 25, 2010

E-25